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                                                                   EXHIBIT 10.73

                                              [LOGO OF AT&T Capital Corporation]
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                                                            Suite 450
                                                            5613 D.T.C. Parkway
                                                            Englewood, CO  80111
                                                            303 741-4144
                                                            FAX 303 220-8336

February 16, 1994

John Adams
Executive Vice President
Big 0 Tires, Inc
11 755 E. Peakview Ave.
Englewood, CO 80111

Dear Mr. Adams:

AT&T Commercial Finance Corporation ("Lender") is pleased to confirm that we have established a line of credit not to exceed $2,000,000.00, including amounts previously funded, under the terms and conditions described below. This approval supersedes and replaces the previous $1,000,000 line of credit described in the letter dated July 22, 1992. All projects unfunded or without individual commitment will be subject to the terms and conditions of this agreement.


A.  BASIC CREDIT TERMS

BORROWER:           A retail joint venture partnership consisting of a
                    franchisee of Big O Tires, Inc. (identified by Big O Tires,
                    Inc), and Big O Retail Enterprises, Inc.

GUARANTOR:          All stockholder(s)/partner(s) of the franchisee, including the spouse(s) of the stockholder(s)/partner(s).

                    Big O Retail Enterprises, Inc.

                    Big O Tires, Inc.

AMOUNT: Lender to advance 100% of the cost of the equipment and inventory for each Big O retail store, not to exceed $120,000.00 (maximum of $40,000.00 for initial inventory.)

PURPOSE: Loan proceeds will be used for development of new retail locations for Big O Tires, Inc.

TERM:               Equipment:  5 year note, 5 year amortization

INTEREST RATE:      The interest rate on the unpaid balance shall be:

                    Option 1 - Fixed rate of 410 basis points above the published average yield on U.S. Treasury Notes maturing five
                    (5) years from the date of closing.

                    Option 2 - Floating rate of the Prime Rate plus 2.25% adjusted monthly. The "Prime Rate" is defined as the Prime Rate publicly announced as being charged by Chase Manhattan Bank, N.A., New York, New York,

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Big O Tires, Inc.
February 16, 1994
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                    from time to time (which may not necessarily be the lowest rate charged).

                    Payments will be fixed at the time of funding based on the Prime Rate plus 2.50%. Based on this payment, an amortization schedule outlining the remaining principal balance at each quarter end will be developed. Should the remaining principal balance at any quarter end be equal to or greater than the amount stated in the amortization schedule, Borrower will be responsible for an additional payment equal to the amount necessary to reduce the principal balance to the predetermined amount as stated in the amortization schedule.

                    Option 3 - True Lease Option with a rate factor based on 370 basis points above the published average yield on U.S. Treasury Notes maturing five (5) years from the date of closing.

                    Lease Purchase Option - Lessee will have three options at lease end: (1) renew the lease for a minimum of 12 months at the then fair market value lease rate, (2) purchase the equipment for the greater of its then fair market value (as determined by an appraiser jointly determined by Lender and Borrower) or 10% of the equipment's original cost, or (3) return the equipment to Lender.

ADVANCE PAYMENTS:   Borrower shall either: A) remit the 60th payment at closing, if either Option #1 or #2 under Interest Rate is chosen, or
                    B) remit the first and the last payment at closing, if the True Lease Option is chosen. Said Advance Payment(s) shall be retained by Lender as a security deposit, and Lender shall apply said payment when due, or shall reduce
                    Borrower's loan balance/lease balance if the account is prepaid, or is in default. (On each closing, Lender shall allow $500.00 from the Commitment Fee to be used as part of the Advance Payments.)

PREPAYMENT
PENALTIES:          Prepayment penalties will be assessed on the unpaid
                    principal balance as follows:


                                             % of Principal
                    Year of Contract         Balance
                    ----------------       ---------------
                    Year 1                        3%
                    Year 2                        2%
                    Year 3                        1%
                    Year 4-5                      0%

LATE CHARGE AND
DEFAULT INTEREST:   A late payment charge of 5% of the payment amount will be
                    assessed on all payments received more than 10 days after its scheduled due date.

                    In the event of default, the interest rate charged shall increase to a rate 400 basis points over the rate otherwise payable.
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Big O Tires, Inc.
February 16, 1994
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B.   COLLATERAL REQUIREMENTS

COLLATERAL:         Transaction to be secured by a first lien position in favor of Lender on all equipment and inventory of each Big O retail store financed by Lender.

JUNIOR LIEN:        No liens or encumbrances on the collateral will be permitted except those in favor of Lender. Lender acknowledges and agrees that Big O Tires, Inc. may place a junior lien on the collateral.

ENVIRONMENTAL
REQUIREMENTS:       Federal and State Environmental Requirements:
                    ---------------------------------------------

                    A) Borrower will meet or exceed all EPA requirements or regulations that are in effect and will meet or exceed all applicable future EPA requirements or regulations as they become effective.

                    B) Borrower will promptly take whatever action is necessary when they have knowledge that an environmental accident has occurred including the financial responsibility for the clean up process.

C.   FINANCIAL STATEMENTS

FINANCIAL:          Annual financial statements and tax returns of Borrower
                    shall be furnished to Lender within 120 calendar days of the end of each fiscal year-end period. Interim semi-annual financial statements shall be provided to Lender within 30 calendar days of the end of each 6 month fiscal period.

OTHER FINANCIAL:    In addition to the financial statements required in the
                    section "Financial" above, annual income tax returns and personal financial statements of Guarantors shall be furnished to Lender within 120 calendar days of the end of each tax fiscal year-end. Should Guarantor(s) provide Lender with certified annual financial statements, annual income tax returns shall not be required.

D.   CONDITIONS TO CLOSING

DOCUMENTATION:      Documentation acceptable to Lender, at Lender's sole
                    discretion, will be required, including but not limited to Promissory Notes, Guarantees, Security Agreements, UCC-1
                    Filings, and releases of prior liens. In addition, appropriate waivers will be required from landlord, mortgagor and/or mortgagee, unless such requirement is waived by Lender in writing, at Lender's sole discretion.

FUNDING: Funding will take place upon Lender's confirmation of the delivery and

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Big O Tires, Inc.
February 16, 1994
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                    installation of the equipment, and Lenders receipt of the
                    final Certificate of Occupancy.

COSTS: Borrower shall reimburse Lender for all "out of pocket" expenses incurred which are necessary to close the transaction and perfect Lender's security interest, including but not limited to searches, inspections, title insurance, and legal costs; to include travel expense incurred by Lender to obtain signatures on closing documents. In the event the loan is not closed, Borrower shall reimburse Lender for legal and other closing costs incurred. Lender agrees that the maximum amount which Borrower shall be responsible for reimbursing to Lender shall be limited to $1,000.00 per transaction. Lender and Borrower agree that all expenses regarding the closing are to be pre-approved by Borrower.

FRANCHISE
AGREEMENT:          This commitment is expressly contingent upon Big 0 Tires,
                    Inc. having issued a franchise agreement on the proposed location to the retail joint venture. Said franchise agreement shall have a remaining term of no less than 8 years.

RISK INSURANCE:     A copy of the property insurance policy to include the
                    following information is required prior to funding:

                    1)   Expiration Date of Policy
                    2) AT&T Commercial Finance Corporation named as Mortgagee and Loss Payee with correct spelling of AT&T Commercial Finance Corporation and our address.
                    3)   Location of Collateral.
                    4)   Aggregate/Liability Limit.
                    5)   Deductible Amount.
                    6)   Coverage Amounts.

INSPECTION:         Lender will require inspection of the store by Lender or
                    Lenders designate.

EVIDENCE OF
AUTHORIZATION:      Borrower shall provide evidence satisfactory to the Lender that Borrower (if a corporation) and all corporate guarantors have taken all necessary corporate actions to authorize the transaction contemplated herein.

OPTIONAL
TERMINATION:        Upon the occurrence of any of the following events, Lender at its sole option, may terminate this commitment and such termination shall be deemed effective as of the day proceeding the date of occurrence of such event:

                    A) Borrower or any person named as a prospective guarantor, mortgagor, pledgor, or grantor of a security interest;

                          1) sustains a material adverse change in financial condition or financial performance, which determination shall be a Lender's sole

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Big O Tires, Inc.
February 16, 1994
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                          discretion;

                          2)  becomes insolvent;

                          3)  commits an act of bankruptcy;

                          4) voluntarily or involuntarily becomes the subject of a proceeding under the bankruptcy act, as amended; or,

                          5) defaults on any present or future obligation to Lender, its parent, or any subsidiary of either; or,

                    B) Borrower engages in any assignment or attempted assignment of all or any part of this commitment or any rights thereunder without the prior written consent of Lender;

                    C) Borrower cannot comply with any of the closing requirements set forth in the commitment.

MATERIAL CHANGE
WITH OPTIONAL
TERMINATION:        Lender is issuing this commitment in reliance of the present management and financial condition of Borrower and Guarantor. If there is any material change in either the management or financial condition, Lender may, at its option, void the commitment.

COMMITMENT FEE:     Borrower shall remit a commitment fee of .5% of the loan
                    amount. The proposal fee received by Lender shall apply against this amount. This commitment letter shall become operative upon Lender's receipt of this commitment letter executed by the appropriate parties.

TERM OF COMMITMENT: Upon receipt by Lender of the executed commitment letter and commitment fee, this commitment shall remain open through 12-31-94.

                    If this letter is not executed by Borrower, and received by Lender on or before February 18, 1994 this commitment will become null and void.

OTHER: (A) All loan documents shall contain such representations, warranties, covenants, events of default, remedies and other provisions as Lender
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Big O Tires, Inc.
February 16, 1994
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                    may deem appropriate, it being understood that this
                    commitment letter is intended only as a brief outline of the basic financial and other parameters of the transaction.

                    (B) Legal review of ownership/joint venture partnership by Lender's legal counsel, and acceptance of the ownership structure by Lender, in R's sole discretion.

                    (C) Review and approval of the credit and financial information (as determined to be necessary by Lender) of the franchisee in the joint venture partnership, and all stockholder(s)/partner(s) of the franchisee.

We thank you for the opportunity to be of service. If the terms of this commitment are acceptable to you, please evidence your acceptance by signing below in the space indicated, and return the executed copy of this letter to the undersigned.

If you have any questions concerning this commitment, please feel free to call.

Sincerely,

AT&T COMMERCIAL FINANCIAL CORPORATION



/s/ Thomas J. Shaughnessy
-------------------------
Thomas J. Shaughnessy
Credit Manager



ACKNOWLEDGED AND ACCEPTED

By:  /s/ John B. Adams
--------------------------
John B. Adams
Title:  Executive Vice President and Chief Financial Officer
Date:  02/17/94
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Big O Tires, Inc.
February 16, 1994
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

                                   Schedule A

                Financeable                         Nonfinanceable
          --------------------------------------------------------------
          Purchase price of land               Broker Commissions
          Cost of Construction under           Title Insurance Premiums
          Construction Contract                Utility Deposits
          Soil Compaction Fees                 Survey Fees
          Tap fees (water and                  Appraisal Fees
           sanitary sewer                      Property Taxes
          Building Permits                     Points and interest on
          Engineering Fees                     Construction Loans
          Architectural Fees                   EPA Related Costs
          Landscaping Fees                     Bond Premium
          Construction Management              Liquor License
          Paving and Concrete Expense          Legal Fees
          Excavation Costs                     Closing Costs
          AT&T Closing Fee                     Recording Costs
          FF&E, Related Shipping, Taxes        Insurance
           installation Costs                  Franchise Fees
